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                                                                    Exhibit 5(D)

                                                                 Office Use Only
                                                                 Doc Code: 02
                                                                 WQ: ___________
(CUNA MUTUAL GROUP LOGO)               MEMBERS(R) CHOICE  VARIABLE  ANNUITY
CUNA MUTUAL INSURANCE SOCIETY              VARIABLE ANNUITY APPLICATION
2000 HERITAGE WAY - WAVERLY, IA 50677

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                                                                                        ____________________________________________
                                                                                        CREDIT UNION NO. [ ] Check If Not Applicable

1.   ANNUITANT (OWNER) Must be age 85 or younger.                               Gender: [ ] Male [ ] Female
                                                                                U.S. Citizen: [ ] Yes [ ] No
     Name ___________________________________________________________________   SSN/ITIN:       [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
                                                                                Date of Birth:  [ ][ ]   [ ][ ]   [ ][ ][ ][ ]
     Address ________________________________________________________________                    Month     Day        Year

     Address ________________________________________________________________

     City ____________________ State ______________________ ZIP _____________   Daytime Phone  (319) 352-4090

2.   CO-ANNUITANT/CO-OWNER: OPTIONAL; NONQUALIFIED ONLY (Check one, if applicable.)

     [ ] CO-ANNUITANT Must be spouse of annuitant & age 85 or younger.          Gender: [ ] Male [ ] Female
     [ ] CO-OWNER Must be age 85 or younger.                                    U.S. Citizen: [ ] Yes [ ] No
     [ ] CO-ANNUITANT & CO-OWNER Must be spouse of annuitant & age 85 or        Relationship to Annuitant ________________
         younger.                                                               SSN/ITIN:       [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
     Name ___________________________________________________________________   Date of Birth:  [ ][ ]   [ ][ ]   [ ][ ][ ][ ]
                                                                                                 Month     Day        Year
     Address ________________________________________________________________

     Address ________________________________________________________________

     City ____________________ State ______________________ ZIP _____________   Daytime Phone   (_____)__________________

3.   OWNER if Owner is other than the Annuitant. Must be age 85 or younger.     IF OWNER IS AN INDIVIDUAL:
                                                                                Gender: [ ] Male [ ] Female
     Name ___________________________________________________________________   U.S. Citizen: [ ] Yes [ ] No
                                                                                Relationship to Annuitant ________________
     Address ________________________________________________________________   SSN/ITIN:       [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
                                                                                Date of Birth:  [ ][ ]   [ ][ ]   [ ][ ][ ][ ]
     Address ________________________________________________________________                    Month     Day        Year

     City ____________________ State ______________________ ZIP _____________   Daytime Phone   (_____)__________________

     IF OWNER IS AN ENTITY (Complete ATTN and EIN):

     ATTN ___________________________________________________________________   EIN: [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

4.   BENEFICIARY Right to change reserved, unless otherwise specified. To list more beneficiaries, use Section 7 or use a separate signed and dated paper. If naming a trust, give trust name, trust date, trustee name(s).
                           Name                               Address                               Relationship to Annuitant
     Primary ______________________________________________________________________________________________________________________

     ______________________________________________________________________________________________________________________________

     Contingent ___________________________________________________________________________________________________________________

5.   PLAN TYPE/TAX QUALIFICATION STATUS (Check one.) [ ] Nonqualified [ ] 457(b) [ ] 457(f)
     Qualified: [ ] Traditional IRA [ ] Roth IRA [ ] SEP IRA [ ] 403(b) Other _____________________________________________________

6.   PURCHASE PAYMENTS (Make checks payable to CUNA Mutual Insurance Society. The Initial Purchase Payment applied will be equal to the actual amount received by CUNA Mutual Insurance  Society.)

     SINGLE/INITIAL PURCHASE PAYMENT $_______________________________________   FUTURE PURCHASE PAYMENTS $_________________________
     (Minimum to Issue: $25,000; $10,000 for 457(f) plans)                      (Min.: $25 for Automatic & List Bill, $100 for
                                                                                Direct)
     Payment Type: [ ] 1035 Exchange [ ] Transfer [ ] Rollover                  Automatic (ACH) - Complete Section 14.
                                                                                [ ] List Bill - [ ] Bi-weekly [ ] Semimonthly
     TRADITIONAL IRA, ROTH IRA, SEP IRA, 403(B):                                [ ] Monthly
     CONTRIBUTION YEAR ______________ (excludes transfers/rollovers)            [ ] Direct Bill - [ ] Quarterly [ ] Semiannually
     If left blank, current calendar year will apply.                           [ ] Annually

7.   SPECIAL INSTRUCTIONS _________________________________________________     8. HOME OFFICE USE ONLY

     ______________________________________________________________________

     ______________________________________________________________________

     ______________________________________________________________________

     ______________________________________________________________________


CVAAPP-2003                                                    Page 1                                                           0503
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                                                                                                                 Office Use Only: 02

9.   REPLACEMENT

     Do you have any existing life insurance or annuities with our company or any other company? [ ] Yes [ ] No

     Will this contract replace, discontinue or change any existing life insurance or annuities with our company or any other company? [ ] Yes [ ] No If Yes: What Company? ___________________________________________________________________________

                          What Contract Number? ______________________________________________________________________________

10.  OPTIONAL DEATH BENEFIT(S) (See prospectus. The following optional death benefits are available at an additional charge.)

     Annuitant(s) Age 75 or Younger on the Contract Issue Date:

         [ ] Maximum Anniversary [ ] 5% Annual Guarantee [ ] Both Maximum Anniversary and 5% Annual Guarantee

     Annuitant(s) Age 76 or Older on the Contract Issue Date:

         [ ] Minimum Death Benefit Guarantee

11.  TELEPHONE/FAX/INTERNET AUTHORIZATION See the Telephone/Fax/Internet Authorization Section of the Optional Program(s) form for detail on what transactions can be done by telephone/fax/internet.

     I understand that I will automatically have telephone/fax/internet authorization unless the following box is marked:

         [ ] I do NOT want telephone/fax/internet authorization

     I understand that the representative(s) assigned to my contract will automatically have telephone/fax/internet authorization unless the following box is marked:

         [ ] I do NOT want the representative(s) assigned to my contract to have telephone/fax/internet authorization

12.  PURCHASE PAYMENT ALLOCATION % (WHOLE %; MUST TOTAL 100%; MINIMUM 1% PER SUBACCOUNT.)

     ALLOCATION % TO SUBACCOUNT(S) OF THE VARIABLE ACCOUNT:

          _____% Mid Cap Value        _____% Money Market          _____% Conservative Allocation
          _____% Large Cap Growth     _____% International Stock   _____% Moderate Allocation
          _____% Large Cap Value      _____% Mid Cap Growth        _____% Aggressive Allocation
          _____% Diversified Income   _____% High Income           _____% Small Cap Growth
          _____% Bond                 _____% Global Securities     _____% Small Cap Value

13.  PORTFOLIO REBALANCE PROGRAM

     FREQUENCY (Check one.) [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually

                            If the frequency is not selected, transfers will occur quarterly.

     INDICATE HOW YOU WOULD LIKE YOUR VARIABLE ACCOUNT VALUE ALLOCATED. (Select a. or b. If neither is selected, a. will apply.)

     [ ] a. Transfer the value in my subaccounts in proportion to my purchase payment allocation schedule.

     [ ] b. Transfer the value in my subaccounts as follows: (WHOLE %; MUST TOTAL 100%.)

          _____% Mid Cap Value        _____% Money Market          _____% Conservative Allocation
          _____% Large Cap Growth     _____% International Stock   _____% Moderate Allocation
          _____% Large Cap Value      _____% Mid Cap Growth        _____% Aggressive Allocation
          _____% Diversified Income   _____% High Income           _____% Small Cap Growth
          _____% Bond                 _____% Global Securities     _____% Small Cap Value


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14. AUTOMATIC PAYMENT PLAN AUTHORIZATION (ACH) [ ] New Plan or [ ] Add to Existing Plan-Group No. __________

    [ ]  INITIAL PAYMENT: I hereby authorize a debit entry to my financial institution account indicated below. This is for my initial payment in the amount of $____________. A related credit entry to the CUNA Mutual Insurance Society account will occur.

    [ ]  FUTURE PAYMENTS: I authorize CUNA Mutual Insurance Society and the financial institution named below to initiate deductions or credits to my account by electronic funds transfer or paper draft. This authorization will remain in effect until revoked by me in writing or by telephone. Frequency: [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually
         Indicate the amount: $______________ Indicate the _______________ (month) and  _______ (day: 1-28 only) this should begin.
                               (Deductions will occur on the first of the month unless another date is selected.)
         I understand I will receive quarterly statements for my variable annuity.

    Financial Institution __________________________________________________   Routing Number ____________________________

    Address_________________________________________________________________   Account Number ____________________________

    City ________________________________________________   State __________   [ ]Share Draft/Checking (Attach blank voided check.)

    Phone Number __________________________________________________________    [ ] Share Account/Savings (Only available for
                                                                               accounts accepting electronic transactions.)

    Signature of Account Owner, if other than the Annuitant or Owner _____________________________________________________________

15. AGREEMENT

    -    I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and are made as a basis for my application.

    -    I understand that no agent is authorized to make, modify or discharge any annuity contract provision or waive any of the
         Company's rights or requirements.

    -    ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT, OR KNOWINGLY PRESENTS FALSE
         INFORMATION IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIME AND SUBJECT TO FINES AND CONFINEMENT IN PRISON,
         DEPENDING ON STATE LAW.

    -    I UNDERSTAND THAT CONTRACT VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT
         GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

    -    If this contract will replace, change or modify an existing policy or contract, I hereby confirm my belief that replacing my existing contract is suitable, and I have considered product features, fees and charges.

    -    I ACKNOWLEDGE RECEIPT OF A CURRENT VARIABLE ANNUITY PROSPECTUS DATED ________________________

    Signed at
              -------------------------------------------------------------------
                                         City and State


    ----------------------------------------------------------------------------------------   ------------------------------------
             Signature of Annuitant (Owner) (Person Named in Section 1)                                        Date


    ----------------------------------------------------------------------------------------   ------------------------------------
             Signature of Co-Annuitant/Co-Owner (Person Named in Section 2)                                    Date


    ----------------------------------------------------------------------------------------   ------------------------------------
                     Signature of Owner (Person Named in Section 3)                                            Date

    AGENT: To the best of your knowledge, will this contract replace, discontinue or change any existing life insurance or annuities? [ ] Yes [ ] No If yes, I hereby confirm:

           (1)  That consideration has been given to product features, fees and charges.

           (2)  That this replacement meets the Company's standards for replacement sales.

           (3)  All required documents have been completed in compliance with applicable state regulations.

           (4)  That the following sales material was used: _______________________________________________________________________.

    Reason(s) for Replacement: _____________________________________________________________________________________________________

    ________________________________________________________________________________________________________________________________

    ________________________________________________________________________________________________________________________________

    ________________________________________________________________________________________________________________________________

    ________________________________________________________________________________________________________________________________

    ________________________________________________________________________________________________________________________________


    ------------------------------   --------------------------------------------   [ ][ ][ ][ ][ ]   [ ][ ][ ]
                 Date                             Signature of Agent                Provide your 5 and 3 digit Agent No.


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